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                                                                      EXHIBIT 11

                        TELEPHONE AND DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
PRIMARY EARNINGS
  Net Income before..............................................................  $ 103,978
  Dividends on Preferred Shares..................................................     (1,934)
  Minority income adjustment assuming issuance of a subsidiary's issuable
   securities....................................................................       (271)
                                                                                   ---------
  Net Income Available to Common.................................................  $ 101,773
                                                                                   ---------
                                                                                   ---------
PRIMARY SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.......     57,456
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights........................................        158
    Convertible Preferred Shares.................................................        709
    Common Shares Issuable.......................................................         33
                                                                                   ---------
  Primary Shares.................................................................     58,356
                                                                                   ---------
                                                                                   ---------
PRIMARY EARNINGS PER COMMON SHARE
  Net Income.....................................................................  $    1.74
                                                                                   ---------
                                                                                   ---------
FULLY DILUTED EARNINGS*
  Net Income.....................................................................  $ 103,978
  Dividends on Preferred Shares..................................................     (1,511)
  Minority income adjustment assuming issuance of a subsidiary's issuable
   securities....................................................................         --
                                                                                   ---------
  Net Income Available to Common.................................................  $ 102,467
                                                                                   ---------
                                                                                   ---------
FULLY DILUTED SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.......     57,456
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights........................................        157
    Convertible Preferred Shares.................................................      1,109
    Common Shares issuable.......................................................         33
                                                                                   ---------
  Fully Diluted Shares...........................................................     58,755
                                                                                   ---------
                                                                                   ---------
FULLY DILUTED EARNINGS PER COMMON SHARE
  Net Income.....................................................................  $    1.74
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* This  calculation  is  submitted in  accordance  with Securities  Act  of 1934
  Release No. 9083 although not  required by footnote 2  to paragraph 14 of  APB
  Opinion No. 15 because it results in dilution of less than 3%.
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